Exhibit 99.1

Surf Air Mobility Reports Second Quarter Results and Provides Guidance Following Recent Direct Listing on NYSE

●	Delivered GAAP 2Q23 Revenue of $6.2 million for Surf Air and $22.4 million for Southern, in line with Flash Expectations provided on July 12, 2023, (“Flash Expectations”)

●	Delivered Pro Forma[1] 2Q23 Revenue of $28.3 million, up 17.5% YoY, in line with Flash Expectations

●	Generated GAAP 2Q23 Operating Loss of $(13.2) million for Surf Air and $(1.3) million for Southern, in line with Flash Expectations

●	Generated Pro Forma 2Q23 Operating Loss of $(15.1) million, approximately flat with prior year, in line with Flash Expectations

●	Expects Full Year 2023 Pro Forma Revenue of $107.5 million to $112.5 million, up 6.9% to 11.8% YoY

●	Long Term Guidance for Steady State Revenue Growth of 20% to 25% and Gross Profit as a Percent of Revenue of 35% to 45%

LOS ANGELES – August 16, 2023 – Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility”), a regional air mobility platform aiming to sustainably connect the world’s communities, today announced its second quarter results and outlook for full year 2023. Please visit the Surf Air Mobility investor relations website at investors.surfair.com to view the accompanying letter to its shareholders.

“For over a decade, we have been committed to changing how people fly by providing our passengers convenience and ease. In that period, we have built the largest commuter airline in America by daily departures and given millions of passengers a more delightful travel experience. Our performance in the first half of 2023 demonstrates clear demand for accessible regional travel, and we are entering the second half with positive momentum,” said Stan Little, CEO of Surf Air Mobility. “The combination of Surf Air Mobility and Southern Airways provides the basis for our expanded, nationwide regional air mobility platform, and we are thrilled to emerge as a publicly-traded company. Together, we are creating a flywheel of growth that will improve our unit economics over time: more passengers, more planes, and lower costs throughout the system.”

Sudhin Shahani, co-founder of Surf Air Mobility continued, “Our public listing is an important milestone on our journey to bring accessible, affordable, and sustainable regional travel to our customers. We have unlocked strategic partnerships across the value chain that will allow us to execute on our ambitious vision for electrified flight, and we are excited to accelerate this work.”

“Surf Air Mobility is on a mission to sustainably connect the world’s communities, and we are confident in our execution strategy. We will remain committed to delivering long-term value to our shareholders for years to come, and we look forward to demonstrating continued progress,” concluded Mr. Shahani.

FINANCIAL HIGHLIGHTS, PRO FORMA:

The acquisition of Southern Airways (“Southern”) by Surf Air Mobility closed immediately prior to the listing of Surf Air Mobility on the New York Stock Exchange under the ticker symbol “SRFM” on July 27, 2023. Surf Air Mobility is providing unaudited pro forma financial results for the period ending June 30, 2023, on a quarter and year-to-date basis, which combines the unaudited results of Surf Air and unaudited results of Southern, for those same periods, as if the acquisition of Southern occurred on January 1, 2023. Year-over-year (“YoY”) comparisons are likewise made based on unaudited pro forma results for the quarter and year-to-date ended June 30, 2022, as if the acquisition of Southern occurred on January 1, 2022.

2Q23 Financial Highlights:

●	Revenue

○	GAAP Revenue of $6.2 million for Surf Air and $22.4 million for Southern, in line with Flash Expectations

○	Pro Forma Revenue of $28.3 million for 2Q23, up 17.5% YoY, recurring revenue from Government Contracts was 39.6%, in line with Flash Expectations

●	Gross Profit

○	Pro Forma Gross Profit of $3.6 million, up 44.3% YoY

●	Operating Income (Loss)

○	GAAP Operating loss of $(13.2) million for Surf Air and $(1.3) million for Southern

○	Pro Forma Operating loss of $(15.1) million, which is inclusive of $3.9 million of one-time transaction-related expenses and $1.7 million in stock based compensation, and is approximately flat with the prior year

●	Non-GAAP Adjusted EBITDA[2]

○	Non-GAAP Adjusted EBITDA of $(7.8) million for Surf Air and $0.0 million for Southern

○	Pro Forma Non-GAAP Adjusted EBITDA of $(7.8) million, compared to $(3.7) million for the same period of the prior year. See the Pro Forma Non-GAAP Adjusted EBITDA table for the reconciliation from Net loss to Non-GAAP Adjusted EBITDA

1H23 Financial Highlights:

●	Revenue

○	GAAP Revenue of $11.7 million for Surf Air and $45.1 million for Southern

○	Pro Forma Revenue of $56.3 million, up 23.4% YoY, recurring revenue from Government Contracts was 43.5%

●	Gross Profit

○	Pro Forma Gross Profit of $6.6 million, up 20.1% YoY

●	Operating Income (Loss)

○	GAAP Operating Loss of $(25.2) million for Surf Air and $(3.2) million for Southern

○	Pro Forma Operating Loss of $(29.6) million, which is inclusive of $5.2 million one-time transaction-related expenses and $2.8 million in stock based compensation, and is approximately flat with the prior year

●	Adjusted EBITDA

○	Non-GAAP Adjusted EBITDA of $(17.4) million for Surf Air and $(0.8) million for Southern

○	Non-GAAP Adjusted EBITDA[2] of $(18.2) million compared to $(7.7) million for the same period of the prior year. See the Pro Forma Non-GAAP Adjusted EBITDA table for the reconciliation from Net loss to Non-GAAP Adjusted EBITDA

Following the Close of the acquisition of Southern:

●	As of July 27, 2023, Surf Air Mobility had 69.7 million Basic Shares Outstanding and 71.6 Million Fully Diluted Shares Outstanding

●	As of July 27, 2023, Surf Air Mobility had $34.7 million cash on hand, with the ability to draw $100 million in cash advances and up to a maximum aggregate purchase price of $400 million under the GEM share subscription facility[3]

●	Acquired Southern Airways and became the largest commuter airline in the US4

●	Initiated fleet order with Textron Aviation Inc. for 100 Cessna Grand Caravans, with the option to order 50 more

●	Closed a separate deal with Textron Aviation Inc. to become the exclusive provider of battery-electric and hybrid-electric powertrain technology for the Cessna Grand Caravan

●	Secured an aircraft financing facility with Jetstream for up to $450 million to finance further expansion

●	Received $25 million in cash from GEM, through a private placement equity sale

FINANCIAL OUTLOOK

Full year of 2023:

Surf Air Mobility acquired Southern on July 27, 2023 and will be reporting GAAP results that reflect operating results for Surf Air for the twelve months ended December 31, 2023 and Southern for the period beginning July 28, 2023 through December 31, 2023. The Company is providing guidance for GAAP Revenue, as well as Non-GAAP Revenue and Non-GAAP Adjusted EBITDA, which represents operating results for Surf Air and Southern on a proforma basis for the full year 2023.

●	GAAP Revenue, which assumes operating results for Surf Air for the full year 2023 period and Southern for the period July 28, 2023 through December 31, 2023, in the range of $54.5 million to $59.5 million

●	Non-GAAP Revenue, which assumes proforma operating results for Surf Air and Southern, for the full year 2023 period, in the range of $107.5 million to $112.5 million, as compared to $100.6 million for the full year 2022, up 6.9% - 11.8%. Slower YoY growth in 2H23 attributable to supply chain-related constraint of aircraft parts delivery, closure of Marianas Joint Venture in Guam effective March 31, 2023, and limited fleet expansion due to aircraft availability. We expect these concerns to be resolved as part of the Textron Aviation, Inc. fleet order.

●	Non-GAAP Adjusted EBITDA[2], which assumes proforma operating results for Surf Air and Southern, for the full year 2023 period, in the range of $(46.3) million to $(56.3) million, which excludes the expected impact of stock-based compensation, and one-time direct listing related expenses, as compared to $(28.8) million for period year of 2022. The expected decrease in Non-GAAP Adjusted EBITDA in 2023, as compared to 2022, is driven by incremental investments in Technology and Electrification R&D, Sales and Marketing, and G&A expenses primarily associated with expenses related to public company readiness and the company’s Southern transaction.

Full Year 2025 Outlook: Buildup to Electrification

●	Revenue of $210 million to $230 million

○	Scheduled service growth driven by 31 new airplane deliveries under our fleet order of 100-150 aircraft with Textron Aviation, Inc.

○	Continued growth in our on-demand platform driven by the addition of flight operators and sales and marketing resources

●	Continuing to scale our network of flight operators through 2025 will build our pipeline of committed customers for the transition to electrification at scale in 2026 and beyond

Long Term Outlook: Electrification

●	Steady state Revenue growth in the range of 20% to 25% YoY

●	Gross Profit as a percent of Revenue in the range of 35% to 45%

●	10 to 15% of the Caravan market to be electrified or in contract to be electrified

We believe our commitment to electrification will allow our business to achieve rapid growth and expand margins for many years to come. Electrified aircraft, once certified, will improve the unit economics across our network to what we believe will be industry-leading margins in regional air travel.

Given our scale as the nation’s largest commuter airline today, we believe we can demonstrate the economic benefits of electric travel to other air travel operators, creating a massive market for our powertrain technology.

Our agreement with Textron to be the exclusive provider of electrification to the Cessna Grand Caravan market is a major competitive advantage that will allow us to build a significant market position in the Caravan space.

As we look to repeat this success with other aircraft, we believe there is significant upside to our outlook and business performance over time.

Upside Drivers to Long Term Outlook:

The Company’s long term outlook does not include contemplated strategic initiatives including (but not limited to)

●	Electrification of larger aircraft

●	Integration of electrified aircraft from 3rd party manufacturers into our network

●	International network expansion

●	International franchise operations

●	Strategic acquisitions

The company is actively assessing these and other initiatives, any or all of which may provide significant upside to both revenue and margins in the long term.

Deanna White, CFO of Surf Air Mobility commented, “Looking ahead, we believe our vision for electrified powertrains will unlock additional revenue growth opportunities, including recurring revenue channels, reduce direct operating costs, and further drive profitability over time. We believe that the combination of our mid-term targets, network expansion plans, and Aircraft as a Service (ACaaS) offering on traditional and future electric engines, will drive revenue growth and profitability.”

“We believe we have a clear path to achieve our financial targets this year and beyond,” concluded Ms. White.

ABOUT SURF AIR MOBILITY

Surf Air Mobility is a Los Angeles-based regional air mobility platform expanding the category of regional air travel to reinvent flying through the power of electrification. In an effort to substantially reduce the cost and environmental impact of flying and as the operator of the largest commuter airline in the US, Surf Air Mobility intends to develop powertrain technology with its commercial partners to electrify existing fleets and bring electrified aircraft to market at scale. The management team has deep experience and expertise across aviation, electrification, and consumer technology.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements about: Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; future trends in the aviation industry, generally; Surf Air Mobility’s future growth strategy and growth rate and its ability to access its financings, grow its fleet. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include, without limitation, statements regarding the satisfaction of required conditions for the listing of the Surf Air Mobility common stock. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; Surf Air Mobility’s limited operating history and that Surf Air Mobility has not yet manufactured any hybrid-electric or fully-electric aircraft; the powertrain technology Surf Air Mobility plans to develop does not yet exist; the inability to maintain and strengthen Surf Air’s brand and its reputation as a regional airline; any accidents or incidents involving hybrid-electric or fully-electric aircraft; the inability to accurately forecast demand for products and manage product inventory in an effective and efficient manner; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of hybrid-electric and fully-electric powertrains, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, Southern or Surf Air Mobility; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in the prospectus. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although Surf Air Mobility believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Surf Air Mobility cannot guarantee future results, level of activity, performance or achievements and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements and financial projections. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Surf Air Mobility does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional information regarding these and other factors that could affect SAM’s results is included in SAM’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov or the investor relations page on SAM’s website at https://investors.surfair.com under the “Financials—SEC Filings” section. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

For Press:

press@surfair.com

For Investors:

investors@surfair.com

Footnotes:

(1)	Use of Pro Forma Results: Surf Air Mobility financial results for 2022 quarterly, year-to-date, and the year ending December 31, 2022 are derived by combining the historical financial statements of Surf Air and the historical financial statements of Southern, as if the acquisition of Southern occurred on January 1, 2022. Surf Air Mobility financial results for 2023 quarterly, year-to-date, and the period ending June 30, 2023 are derived by combining the financial statements of Surf Air and the financial statements of Southern, as if the acquisition of Southern occurred on January 1, 2023.

(2)	Use of Non-GAAP Financial Measures: Surf Air Mobility uses Adjusted EBITDA to identify and target operational results which is beneficial to management and investors in evaluating operational effectiveness. Pro Forma Adjusted EBITDA is a supplemental measure of Surf Air Mobility’s performance that is not required by, or presented in accordance with, U.S. GAAP. Pro Forma Adjusted EBITDA is not a measurement of Surf Air Mobility’s financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with U.S. GAAP. Surf Air Mobility’s calculation of this non-GAAP financial measure may differ from similarly titled non-GAAP measures, if any, reported by other companies. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Surf Air Mobility presents Pro Forma Adjusted EBITDA because it considers this measure to be an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in its industry. Management believes that investors’ understanding of Surf Air Mobility’s performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing its ongoing results of operations.

Surf Air Mobility calculates Pro Forma Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, interest expense, income tax expense, stock-based compensation, changes in fair value of financial instruments, and transaction costs, incentive income from Southern’s Marianas joint venture and impact from PPP/PSP grants and loans.

(3)	Draws on the GEM share subscription facility are subject to certain conditions. Please refer to further details in the company’s registration statement available on the SEC’s website or the Company’s Investor Relations website at https://investors.surfair.com/.

(4)	Based on the number of scheduled flight departures during 2022

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2023 and December 31, 2022 for Surf Air:

	June 30,	December 31,
	2023	2022
Assets:
Current assets:
Cash	$2,269	$6
Accounts receivable, net	67	161
Prepaid expenses and other current assets	7,733	7,755
Total current assets	10,069	7,922
Restricted cash	907	906
Property and equipment, net	701	624
Intangible assets, net and other assets	2,658	3,102
Operating lease right-of-use assets	446	1,143
Total assets	$14,781	$13,697
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$13,106	$12,891
Accrued expenses	15,301	14,740
Deferred revenue	8,394	7,820
Operating lease liabilities, current	317	903
SAFE notes at fair value, current	46,844	149
Convertible notes at fair value, current	35,106	15,948
Due to related parties	12,699	4,947
Total current liabilities	$131,767	$57,398
Convertible notes at fair value, long term	—	13,148
SAFE notes at fair value, long term	10,001	24,565
Operating lease liabilities	135	246
Other long term liabilities	18,546	9,762
Total liabilities	$160,449	$105,119
Commitments and contingencies (Note 7):
Redeemable convertible preferred shares $0.001 par value; 263,459,277 shares authorized as of June 30, 2023 and December 31, 2022; 234,856,003 shares issued and outstanding as of June 30, 2023 and 229,144,283 shares issued and outstanding as of December 31, 2022, respectively; and aggregate liquidation preference of $181,598 as of June 30, 2023 and $178,608 as of December 31, 2022, respectively	$133,667	$130,667
Shareholders’ deficit:
Class B-6s convertible preferred shares, $0.001 par value; 108,242,028 authorized shares as of June 30, 2023 and 98,799,158 authorized shares as of December 31, 2022; 83,819,163 shares issued and outstanding as of June 30, 2023 and 71,478,742 shares issued and outstanding as of December 31, 2022, respectively	$8,889	$3,414
Ordinary shares, $0.001 par value; 801,996,399 shares authorized as of June 30, 2023 and December 31, 2022; 300,561,151 shares issued and outstanding as of June 30, 2023 and 279,720,332 shares issued and outstanding as of December 31, 2022, respectively	300	279
Additional paid-in capital	128,408	126,057
Accumulated deficit	(416,932)	(351,839)
Total shareholders’ deficit	$(279,335)	$(222,089)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$14,781	$13,697

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2023 and December 31, 2022 for Southern:

	June 30,	December 31,
	2023	2022
ASSETS
Cash	$1,067	$1,402
Accounts receivable, net	4,530	3,931
Prepaid expenses and other current assets	4,825	5,545
Total current assets	10,422	10,878
Property and equipment, net	34,940	36,554
Operating lease right-of-use assets	13,476	15,149
Finance lease right-of-use assets	1,301	1,546
Intangible assets, net	155	—
Goodwill	805	805
Other assets	3,446	3,283
Total assets	$64,545	$68,215

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$6,013	$4,644
Accrued salaries, wages and benefits	2,773	2,549
Deferred revenue	7,570	6,260
Current maturities of long-term debt	1,985	1,980
Operating lease liabilities	3,572	3,302
Finance lease liabilities	142	134
Current portion due to related parties	2,790	3,125
Other current liabilities	4,555	5,516
Total current liabilities	29,400	27,510
Noncurrent liabilities
Long-term debt, net of current maturities	19,224	21,275
Long-term operating lease liabilities	7,188	8,452
Long-term finance lease liabilities	1,750	1,838
Due to related parties, net of current portion	7,579	6,217
Other noncurrent liabilities	298	697
Total noncurrent liabilities	36,039	38,479
Total liabilities	$65,439	$65,989
Commitments and contingencies (Note 16)
Redeemable convertible preferred shares
Redeemable convertible preferred shares, $0.0001 par value; 162,589 shares authorized; 162,589 shares issued and outstanding at June 30, 2023 and December 31, 2022; and aggregate liquidation preference of $7,332 and $7,092 at June 30, 2023 and December 31, 2022, respectively.	$3,624	$3,624
Stockholders’ deficit:
Common stock, $0.0001 par value; 1,000,000 shares authorized; 373,935 and 364,841 shares issued and outstanding at June 30, 2023, and December 31, 2022, respectively.	$—	$—
Additional paid-in capital	9,965	9,858
Accumulated deficit	(14,483)	(10,579)
Total stockholders’ deficit attributable to common shareholders	(4,518)	(721)
Noncontrolling interests	—	(677)
Total stockholders’ deficit	(4,518)	(1,398)
Total liabilities, redeemable convertible preferred shares and stockholders’ deficit	$64,545	$68,215

Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2023 for Surf Air and Southern: (in thousands, except share and per share data):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)

Revenue	$6,195	$22,387
Operating expenses
Cost of revenue, exclusive of depreciation and amortization	$7,049
Gross Profit
Maintenance, materials and repairs		1,690
Aircraft fuel		3,314
Airport-related expenses		1,207
Aircraft rent		2,468
Salaries, wages and benefits		8,664
Technology and development	816
Sales and marketing	1,927
General and administrative	9,296
Depreciation and amortization	261	923
Other operating expenses		5,407
Total operating expenses	19,349	23,673
Operating loss	(13,154)	(1,286)
Other income (expense)
Changes in fair value of financial instruments carried at fair value, net	(30,404)
Interest income (expense), net	(525)	(785)
Gain on extinguishment of debt	(389)
Other income (expense)	(48)	335
Total other expense, net	(31,366)	(450)
Income (loss) before taxes	(44,520)	(1,736)
Income tax expense (benefit)		2
Net income (loss) including noncontrolling interests	(44,520)	(1,738)
Net loss attributable to noncontrolling interest		-
Net income (loss) attributable to common shareholders	(44,520)	(1,738)

Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2022 for Surf Air and Southern: (in thousands, except share and per share data):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)

Revenue	$4,478	$19,636
Operating expenses
Cost of revenue, exclusive of depreciation and amortization	$5,948	$-
Gross Profit
Maintenance, materials and repairs		1,369
Aircraft fuel		4,270
Airport-related expenses		1,045
Aircraft rent		2,048
Salaries, wages and benefits		7,196
Technology and development	716	-
Sales and marketing	1,132	-
General and administrative	9,479	-
Depreciation and amortization	258	675
Other operating expenses		4,311
Total operating expenses	17,533	20,914
Operating loss	(13,055)	(1,278)
Other income (expense)
Changes in fair value of financial instruments carried at fair value, net	(9,378)	-
Interest income (expense), net	(165)	(347)
Gain on extinguishment of debt	3,959	-
Other income (expense)	(114)	(3)
Total other expense, net	(5,698)	(350)
Income (loss) before taxes	(18,753)	(1,628)
Income tax expense (benefit)	-	(417)
Net income (loss) including noncontrolling interests	(18,753)	(1,211)
Net loss attributable to noncontrolling interest	-	-
Net income (loss) attributable to common shareholders	(18,753)	(1,211)

Unaudited Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2023 for Surf Air and Southern (in thousands, except share and per share data):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)

Revenue	$11,702	$45,061
Operating expenses
Cost of revenue, exclusive of depreciation and amortization	$13,699
Gross Profit
Maintenance, materials and repairs		3,763
Aircraft fuel		7,355
Airport-related expenses		2,670
Aircraft rent		4,655
Salaries, wages and benefits		17,117
Technology and development	1,629
Sales and marketing	3,321
General and administrative	17,736
Depreciation and amortization	519	1,860
Other operating expenses		10,795
Total operating expenses	36,904	48,215
Operating loss	(25,202)	(3,154)
Other income (expense)
Changes in fair value of financial instruments carried at fair value, net	(38,500)
Interest income (expense), net	(697)	(1,451)
Gain on extinguishment of debt	(389)
Other income (expense)	(305)	507
Total other expense, net	(39,891)	(944)
Income (loss) before taxes	(65,093)	(4,098)
Income tax expense (benefit)		7
Net income (loss) including noncontrolling interests	(65,093)	(4,105)
Net loss attributable to noncontrolling interest		(201)
Net income (loss) attributable to common shareholders	(65,093)	(3,904)

Unaudited Condensed Consolidated Statements of Operations for the Six Months Ended June 30, 2022 for Surf Air and Southern (in thousands, except share and per share data):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)

Revenue	$9,296	$36,355
Operating expenses
Cost of revenue, exclusive of depreciation and amortization	$11,268
Gross Profit
Maintenance, materials and repairs		2,467
Aircraft fuel		7,152
Airport-related expenses		1,956
Aircraft rent		3,970
Salaries, wages and benefits		13,023
Technology and development	1,458	-
Sales and marketing	2,263	-
General and administrative	18,077	-
Depreciation and amortization	515	1,223
Other operating expenses		8,361
Total operating expenses	33,581	38,152
Operating loss	(24,285)	(1,797)
Other income (expense)
Changes in fair value of financial instruments carried at fair value, net	(10,304)	-
Interest income (expense), net	(524)	(529)
Gain on extinguishment of debt	5,951	-
Other income (expense)	(238)	(5)
Total other expense, net	(5,115)	(534)
Income (loss) before taxes	(29,400)	(2,331)
Income tax expense (benefit)		(412)
Net income (loss) including noncontrolling interests	(29,400)	(1,919)
Net loss attributable to noncontrolling interest		-
Net income (loss) attributable to common shareholders	(29,400)	(1,919)

Non-GAAP Financial Measures; Reconciliation of Adjusted EBITDA to net loss for the Three Months Ended June 30, 2023 Surf Air, Southern, and Pro forma (in thousands):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Pro forma

Net loss including non-controlling interests	(44,520)	(1,738)	(46,736)
Addback:
Depreciation and amortization	261	923	1,789
Interest expense	525	785	1,310
Income tax expense (benefit)	-	2	(125)
Share-based compensation expense	1,653	-	1,653
Changes in fair value of financial instruments	30,404	-	30,404
Transaction costs	3,868	-	3,868
Adjusted EBITDA	(7,809)	(28)	(7,837)

Non-GAAP Financial Measures; Reconciliation of Adjusted EBITDA to net loss for the Three Months Ended June 30, 2022 Surf Air, Southern, and Pro forma (in thousands):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Pro forma

Net loss including non-controlling interests	(18,753)	(1,211)	(19,964)
Addback:
Depreciation and amortization	258	675	933
Interest expense	165	347	512
Income tax expense (benefit)	-	(417)	(417)
Share-based compensation expense	5,262	-	5,262
Changes in fair value of financial instruments	9,378	-	9,378
Transaction costs	591	-	591
Adjusted EBITDA	(3,099)	(606)	(3,705)

Non-GAAP Financial Measures; Reconciliation of Adjusted EBITDA to net loss for the Six Months Ended June 30, 2023 Surf Air, Southern, and Pro forma (in thousands):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Pro forma

Net loss including non-controlling interests	(65,093)	(4,105)	(70,125)
Addback:
Depreciation and amortization	519	1,860	3,590
Interest expense	697	1,451	2,148
Income tax expense (benefit)	-	7	(277)
Share-based compensation expense	2,798	-	2,798
Changes in fair value of financial instruments	38,500	-	38,500
Transaction costs	5,205	-	5,205
Adjusted EBITDA	(17,374)	(787)	(18,161)

Non-GAAP Financial Measures; Reconciliation of Adjusted EBITDA to net loss for the Six Months Ended June 30, 2022 Surf Air, Southern, and Pro forma (in thousands):

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Pro forma

Net loss including non-controlling interests	(29,400)	(1,919)	(31,319)
Addback:
Depreciation and amortization	515	1,223	1,738
Interest expense	524	529	1,053
Income tax expense (benefit)	-	(412)	(412)
Share-based compensation expense	9,991	-	9,991
Changes in fair value of financial instruments	10,304	-	10,304
Transaction costs	958	-	958
Adjusted EBITDA	(7,107)	(579)	(7,686)